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                                                                     EXHIBIT 4.2


                            CERTIFICATE OF AMENDMENT

                   OF RESTATED CERTIFICATE OF INCORPORATION OF

                                PLANTRONICS, INC.

               Plantronics, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), certifies as follows:

               FIRST: At a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable, and directing that such amendment be considered at the next annual meeting of the Company's stockholders. The resolution setting forth the proposed amendment is as follows:

               NOW, THEREFORE, BE IT RESOLVED: That Article Four, Section 4.1,
Part 1, subsection (v) of the Company's Restated Certificate of Incorporation be amended to read in its entirety as follows: "(v) 100,000,000 shares of undesignated Common Stock, par value $0.01 per share (the "Common Stock")";

               SECOND: The Annual Meeting of Stockholders of the Company (the "ANNUAL MEETING") was called and held upon notice in accordance with Section 222 of the DGCL. At the Annual Meeting, the necessary number of shares as required by statute were voted in favor of such amendment.

               THIRD: Said amendment has been duly adopted in accordance with
Section 242 of the DGCL.


               IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Kevin A. Goodwin, a duly authorized officer of the Company, as of May 23, 2000.


                                  PLANTRONICS, INC.


                                  By:
                                            /s/ KEVIN A. GOODWIN
                                     ------------------------------------
                                      Kevin A. Goodwin
                                      Vice President--Legal, Senior General
                                      Counsel & Secretary

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